Calculation of Filing Fee Tables
S-8
Soluna Holdings, Inc
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common stock, $0.001 par value per share	Other	21,990,529	$ 0.69	$ 15,173,465.01	0.0001381	$ 2,095.46
Total Offering Amounts:						$ 15,173,465.01		$ 2,095.46
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 2,095.46
Offering Note
[1]	Covers (i) 10,758,807 additional shares of common stock, par value $0.001 per share (the "Common Stock"), available for issuance under the Soluna Holdings, Inc. Third Amended and Restated 2021 Stock Incentive Plan, as amended (the "2021 Plan"), based upon the total number of shares of Common Stock outstanding on January 1, 2026, and (ii) 11,231,722 additional shares of Common Stock available for issuance under the Soluna Holdings, Inc. Amended and Restated 2023 Stock Incentive Plan, as amended (the "2023 Plan"), based upon the total number of shares of Common Stock outstanding on January 1, 2026. In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers any additional shares of Common Stock that become issuable under the 2021 Plan and the 2023 Plan in respect of the securities identified in the above table by reason of any stock split, stock dividend, antidilution provisions, and similar transactions. Pursuant to Rules 457(c) and 457(h) under the Securities Act, the proposed maximum offering price per share and the proposed maximum aggregate offering price are estimated for the purpose of calculating the amount of the registration fee and are based on the average of the high and low sales price on the NASDAQ Capital Market on April 2, 2026. The Registrant does not have any fee offsets.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources